UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

99¢ ONLY STORES

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 8, 2013, 99¢ Only Stores (the “Company”) entered into a letter agreement (the “Letter”) with Stéphane Gonthier pursuant to which Mr. Gonthier will be appointed as President and Chief Executive Officer and a member of the board of directors of each of the Company and its parent, Number Holdings, Inc. (“Parent”).  Mr. Gonthier’s appointment is subject to his termination of employment with his current employer and his receipt of authorization to work in the United States, among other things. Subject to his compliance with the terms of the Letter, if the Company revokes the offer of employment to Mr. Gonthier for any reason other than for a reason that would constitute cause, the Company is required to pay Mr. Gonthier damages of $4,000,000 in a lump sum on the 15th day following such revocation, contingent upon Mr. Gonthier executing and not revoking a release of all claims against the Company and certain related entities.  Pursuant to the Letter, Mr. Gonthier and the Company will enter into an employment agreement on or prior to the start of his employment.  Upon his appointment, Mr. Gonthier will replace Richard Anicetti, who has served as Interim President and Chief Executive Officer since January 2013. Mr Anicetti will remain on the board of directors of each of the Company and Parent.

Mr. Gonthier, 47, brings more than 15 years of experience in value-oriented retail, having most recently served since September 2007 as Chief Operating Officer at Dollarama Inc. (TSE:DOL), the leading dollar store chain in Canada that operates more than 800 stores across the country.  Prior to that, he served in various executive positions with Alimentation Couche-Tard Inc.(TSE:ATD.B), a global convenience store chain best known as the operator of the Circle K stores in the United States, from 1998 until 2007. His final position at that company was as Senior Vice President, Eastern North America, where he was responsible for four divisions consisting of approximately 2,600 convenience stores in Canada and the United States..  Mr. Gonthier has a Bachelor of Civil Law from Université de Sherbrooke and a Master of Business Administration from Université de Sherbrooke.  Mr. Gonthier was called to the Québec Bar in 1989.  Mr. Gonthier also serves as a member of the board of directors of Investissements Trévi Inc., Spectra Premium Industries Inc. and Colabor Group Inc.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99¢ ONLY STORES

Dated:	August 12, 2013	By:	/s/ Richard Anicetti
Richard Anicetti
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 12, 2013